EXHIBIT 99.1

Form 51-102F3
Material Change Report

Item 1                     Name and Address of Company

Midway Gold Corp. (the “Company”)
Point at Inverness, Suite 280
8310 South Valley Highway
Englewood, Colorado
U.S.A.  80112

Item 2                    Date of Material Change

May 28, 2014

Item 3                    News Release

The news release was disseminated on May 28, 2014 by the BusinessWire newswire service and through other various other approved public media.

Item 4                    Summary of Material Change

The Company announced a substantial resource increase at its Gold Rock project located only 10.5 km to the southeast of its construction-stage Pan project in White Pine County, Nevada. The Company has received an updated NI 43-101 resource estimate for Gold Rock to include results from its 2012-2013 drill program. The updated resource estimate is effective as of May 27, 2014 and was prepared by Global Resource Engineering. The drilling has resulted in a 65% increase in Measured & Indicated resources, as well as a 62% increase in Inferred resources.

Item 5                    Full Description of Material Change

For full details please see a copy of the Company’s news release dated May 28, 2014 attached as Schedule “A” hereto.

Item 6                    Reliance on subsection 7.1(2) of National Instrument 51-102

Not Applicable

Item 7                    Omitted Information

None

Item 8                    Executive Officer

The following executive officer of the Company is knowledgeable about the material change and this Report:

Kenneth A. Brunk, Chairman, President and CEO
Phone: (720) 979-0900

Item 9                     Date of Report

May 29, 2014

Schedule ‘A’